                                                                     Exhibit 5.1


        SULLIVAN & CROMWELL LLP
       TELEPHONE: 1-212-558-4000
       FACSIMILE: 1-212-558-3588
           WWW.SULLCROM.COM

                                                125 Broad Street
                                             New York, NY 10004-2498
                                                -----------------
                                   LOS ANGELES - PALO ALTO - WASHINGTON, D.C.
                                           FRANKFURT - LONDON - PARIS
                                           BEIJING - HONG KONG - TOKYO
                                               MELBOURNE - SYDNEY




                                                December 7, 2004




American International Group, Inc.,
   70 Pine Street,
      New York, New York 10270.


AIG Capital Trust I,
AIG Capital Trust II,
   c/o American International Group, Inc.,
      70 Pine Street,
         New York, New York 10270.

Ladies and Gentlemen:

            In connection with the registration under the Securities Act of 1933 (the "Act") of $25,139,770,000 aggregate amount of (a) senior and subordinated debt securities, warrants, purchase contracts, shares of preferred stock, par value $5.00 per share (the "Preferred Stock"), depositary shares (evidenced by depositary receipts) representing interests in shares of Preferred Stock, shares of common stock, par value $2.50 per share
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American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                         -2-



(the "Common Stock"), and units comprised of the foregoing (collectively, the "Securities") of American International Group, Inc. (the "Company"); (b) capital securities (the "Capital Securities") of AIG Capital Trust I and AIG Capital Trust II (each, a "Trust"); and (c) the guarantees by the Company, on a subordinated basis, of the payment, to the extent the Trusts have available funds or assets, of accumulated and unpaid distributions on, and the redemption or liquidation price of, the Capital Securities (the "Guarantees"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

            Upon the basis of such examination, we advise you that, in our opinion:

            (1) When the registration statement relating to the Securities, Capital Securities and Guarantees (the "Registration Statement") has become effective under the Act, the indentures (each, an "Indenture") relating to the senior debt securities, subordinated debt securities and
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American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                         -3-


warrants (each, an "Indenture Security") have been duly authorized, executed and delivered, the terms of a particular Indenture Security and of its issuance and sale have been duly established in conformity with the Indenture under which it is to be issued so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Indenture Security has been duly executed and authenticated in accordance with such Indenture and issued and sold as contemplated by the Registration Statement, such Indenture Security will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (2) When the Registration Statement has become effective under the Act, a certificate of designations with
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American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                         -4-


respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

            (3) When the Registration Statement has become effective under the Act, the terms of the deposit agreement under which the depositary shares are to be issued (the "Deposit Agreement") have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or
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American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                         -5-


restriction imposed by any court or governmental body having jurisdiction over the Company, the Deposit Agreement has been duly authorized, executed and delivered, the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Stock represented by the depositary shares has been duly authorized and validly issued and is delivered to the depositary, and the depositary receipts evidencing the depositary shares have been duly issued against deposit of the Preferred Stock in accordance with the Deposit Agreement and issued and sold as contemplated by the Registration Statement, the depositary receipts evidencing the depositary shares will be entitled to the rights specified in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general

American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                         -6-


applicability relating to or affecting creditors' rights and to general equity principles.

            (4) When the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company's Restated Certificate of Incorporation, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

            (5) When the Registration Statement has become effective under the Act, the terms of a warrant agreement (the "Warrant Agreement") under which a particular warrant (a "Warrant") is to be issued have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrant Agreement has been duly authorized, executed and delivered, the terms of such Warrant and of its issuance and sale have been duly
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American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                         -7-


established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Warrant has been duly executed and authenticated in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, such Warrant will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (6) When the Registration Statement has become effective under the Act, the terms of the governing instrument or agreement under which a particular purchase contract (a "Purchase Contract") is to be issued (the "Purchase Contract Agreement") have been duly established so as not to violate any applicable law or result in a default under or breach

American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                         -8-


of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Purchase Contract Agreement has been duly authorized, executed and delivered, the terms of such Purchase Contract and of its issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Purchase Contract has been duly executed and authenticated in accordance with the Purchase Contract Agreement and issued and sold as contemplated by the Registration Statement, such Purchase Contract will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of

American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                         -9-


general applicability relating to or affecting creditors' rights and to general equity principles.

            (7) When the Registration Statement has become effective under the Act, the terms of a unit agreement under which a particular unit (a "Unit") is to be issued (the "Unit Agreement") have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Unit Agreement has been duly authorized, executed and delivered, the terms of such Unit and of its issuance and sale have been duly established in conformity with the Unit Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and such Unit has been duly executed and authenticated in accordance with the Unit Agreement and issued and sold as

American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                        -10-


contemplated by the Registration Statement, such Unit will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (8) When the Registration Statement has become effective under the Act, the guarantee agreement (the "Guarantee Agreement") under which a particular Guarantee is to be issued has been duly authorized, executed and delivered, the amended and restated trust agreement (the "Amended and Restated Trust Agreement") of the Trust issuing the Capital Securities to which such Guarantee relates has been duly authorized, executed and delivered, the terms of such Guarantee has been duly established in conformity with the Guarantee Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the terms of such

American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                        -11-


Capital Securities and of their issuance and sale have been duly established in conformity with the Amended and Restated Trust Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Trust, and such Capital Securities have been duly executed and authenticated in accordance with the Amended and Restated Trust Agreement and issued and sold and as contemplated by the Registration Statement, such Guarantee will constitute a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            We note that, as of the date of this opinion, a judgment for money in an action based on an Indenture Security, Warrant or Purchase

American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                        -12-


Contract denominated in a foreign currency or currency unit (collectively, the "Foreign Currency Securities") in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Foreign Currency Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Foreign Currency Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Foreign Currency Security would be required under
Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Foreign Currency Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

            The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New

American International Group, Inc.
AIG Capital Trust I
AIG Capital Trust II                                                        -13-


York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

            We have relied as to certain matters on information obtained from public officials, officers of the Company, the sponsor of the Trusts and other sources believed by us to be responsible.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Validity of the Securities" in the prospectuses included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ SULLIVAN & CROMWELL LLP